Exhibit 99.1

Hudson City Bancorp, Inc. to Merge with M&T Bank Corporation

M&T’s Franchise will Stretch from Connecticut to Virginia

Transaction Expected to be Immediately Accretive to Combined Company’s Capital Ratios,

Capital Generation and Tangible Book Value Per Share, as well as GAAP and Operating EPS

Paramus, N.J. and Buffalo, N.Y., August 27, 2012 — Hudson City Bancorp, Inc. (NASDAQ:HCBK) (“Hudson City”) and M&T Bank Corporation (NYSE: MTB) (“M&T”) announced today that they have entered into a definitive agreement under which Hudson City will merge into a subsidiary of M&T, expanding the premier community banking franchise in the eastern United States.

Under terms of the agreement, each Hudson City share will receive consideration valued at 0.08403 of an M&T share in the form of either M&T stock or cash, based upon the election of each Hudson City shareholder, subject to proration as specified in the merger agreement (which provides for an aggregate split of total consideration of 60% common stock of M&T and 40% cash). Based on the closing price of M&T stock on August 24, 2012, the transaction is valued at approximately $3.7 billion. The transaction is expected to be immediately accretive to the combined company’s capital ratios, capital generation and tangible book value per share, as well as its GAAP and operating earnings per share.

“This merger creates tremendous opportunities to build on the successes that each company has achieved individually in its own markets,” said Hudson City Chairman and CEO, Ronald E. Hermance, Jr. “Hudson City recently embarked on a diversification of our product lines and our balance sheet. This transaction accelerates that transformation. As we combine Hudson City’s attractive retail network with M&T’s full service commercial banking suite, our stakeholders will participate in the growth of one of the nation’s strongest and most successful banking franchises.”

“M&T, which was established in 1856, and Hudson City, founded in 1868, have been serving their customers and communities for generations, and we look forward to building on that long history and tradition together in the future,” said Robert G. Wilmers, M&T Chairman and CEO.

M&T will acquire Hudson City’s network of 135 branch offices, which are located in New Jersey (97 branches), downstate New York (29 branches) and Fairfield County, Connecticut (9 branches). M&T’s existing branch network is adjacent to Hudson City’s franchise, with very little overlap. The combined network of 870 branches will stretch from Connecticut to Virginia.

M&T expects to gain approximately $25 billion in deposits and $28 billion in loans from the merger (before acquisition accounting adjustments), giving M&T the fourth largest deposit share in New Jersey.

“To the customers and communities now served by Hudson City, M&T brings a wider array of banking products and services,” continued Wilmers. “As a thrift, Hudson City focused primarily on deposits and mortgages. M&T will build on Hudson City’s loyal customer base to create a comprehensive community banking franchise that provides a full range of checking and savings accounts, debit and credit cards, home equity loans and other lending options, plus small business and commercial banking services and our premier wealth management and corporate trust solutions through Wilmington Trust.”

Headquartered in Buffalo, N.Y., M&T has $80.8 billion in assets. Hudson City, based in Paramus, N.J., currently has $43.6 billion in assets. After the merger is completed, M&T expects to repay approximately $13 billion of Hudson City’s long-term borrowings by liquidating its comparably sized investment portfolio. M&T’s pro forma balance sheet will have then increased by approximately $28 billion.

The merger has been approved by the boards of directors of each company, and is subject to certain conditions, including regulatory approvals and approval by M&T’s and Hudson City’s common shareholders. After the transaction is completed, Mr. Hermance will be appointed to the boards of directors of M&T and its principal banking subsidiary, M&T Bank.

J.P. Morgan acted as financial adviser to Hudson City and rendered a fairness opinion in connection with the transaction, and Sullivan & Cromwell LLP acted as its legal adviser. Evercore Partners rendered a fairness opinion to M&T in connection with the transaction, and Wachtell, Lipton, Rosen & Katz acted as its legal adviser.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Hudson City Bancorp, Inc. maintains its corporate offices in Paramus, New Jersey. Hudson City Savings Bank, a well-established community financial institution serving its customers since 1868, is the largest thrift institution headquartered in New Jersey. Hudson City Savings Bank currently operates a total of 135 branch offices in the New York metropolitan and surrounding areas.

Conference Call

M&T and Hudson City will hold a joint conference call regarding this announcement today, Monday, August 27, at 10:00 a.m. Eastern Time. Those wishing to participate in the call may dial (888) 802-8577. International participants, using any applicable international calling codes, may dial (973) 935-8754. Callers should reference conference ID# 25139668. The investor presentation for this transaction can be accessed at M&T website at http://ir.mandtbank.com/events.cfm. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available through Monday, September 3, 2012 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID# 25139668. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

Additional Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving M&T’s and Hudson City’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in M&T’s and Hudson City’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by M&T and Hudson City shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Hudson City businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

In connection with the proposed merger, M&T will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Joint Proxy Statement of M&T and Hudson City and a Prospectus of M&T, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF M&T AND HUDSON CITY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about M&T and Hudson City, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from M&T at www.mtb.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings” or from

Hudson City by accessing Hudson City’s website at www.hcsbonline.com under the heading “Investor Relations.” Copies of the Joint Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5445.

M&T and Hudson City and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of M&T and Hudson City in connection with the proposed merger. Information about the directors and executive officers of M&T and their ownership of M&T common stock is set forth in the proxy statement for M&T’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 7, 2012. Information about the directors and executive officers of Hudson City and their ownership of Hudson City common stock is set forth in the proxy statement for Hudson City’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 19, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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Contacts:

M&T

Investor Contact:

Donald J. MacLeod

(716) 842-5138

Media Contact:

C. Michael Zabel

(716) 481-1458

Hudson City

Investor Contact:

Susan Munhall

(201) 967-8290

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